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[Execution Copy]

                               GUARANTEE AGREEMENT

                  AGREEMENT dated as of July 31, 1996 between W. R. GRACE & CO.-CONN., a Connecticut corporation ("Guarantor"), and the UNITED STATES OF AMERICA ("Beneficiary") (the "Grace Chemicals Guarantee").

                                   Background

                  A. National Medical Care, Inc., a wholly-owned subsidiary of Guarantor, and its subsidiaries, affiliates and divisions, including, but not limited to NMC Homecare Division, NMC Dialysis Services Division, LifeChem, Inc., NMC Diagnostic Services, Inc. and NMC Medical Products Division, and any divisions and subsidiaries thereof (collectively referred to as "NMC") are the subject of an investigation being conducted by the Office of the Inspector General of the United States Department of Health and Human Services, the United States Department of Justice Civil Division, the United States Attorneys for the Districts of Massachusetts and the Southern District of Florida and others concerning possible violations of federal laws relating to health care payments and reimbursement (the "OIG Investigation").

                  B. A qui tam action has been filed under seal in the United States District Court for the Southern District of Florida in the name and on behalf of Beneficiary against NMC, NMC Homecare Division, Inc., W. R. Grace & Co. ("Grace-NY") and Guarantor alleging, inter alia, that NMC, Grace-NY and Guarantor violated the False Claims Act, 31 U.S.C. Sections 3729 et seq., and seeking a preliminary injunction and other equitable relief with
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respect to the Reorganization, as defined below (the "Florida Action"). The matters alleged in the Florida Action are also a subject of the OIG
Investigation.

                  C. Grace-NY and Fresenius AG, a German health care corporation, have entered into an Agreement and Plan of Reorganization dated as of February 4, 1996 (as amended, modified or supplemented from time to time on or before the Closing Date referred to therein, the "Reorganization Agreement"), pursuant to which Grace-NY will become a wholly-owned subsidiary of Fresenius Medical Care AG ("FMC") and Guarantor will obtain a substantial cash distribution from NMC. The transactions contemplated by the Reorganization Agreement and all or any part thereof are hereinafter referred to as the "Reorganization." The Reorganization shall be deemed to have been consummated as of the Effective Time as defined in the Reorganization Agreement.

                  D. Beneficiary has (i) expressed concerns that the Reorganization may adversely affect the financial ability of NMC to pay any liability that it may have relating to or arising out of the OIG Investigation and the Florida Action (the "Government Claims") and (ii) advised Guarantor that Beneficiary is considering its remedies with respect to the Reorganization.

                  E. Beneficiary has agreed to refrain from taking certain action as set forth in Section 6 below if Guarantor, FMC and Grace-NY provide guarantees and NMC provides a letter of credit with respect to payment of the Government Claims, and Guarantor is willing to provide such a guarantee, all subject to and in accordance with the terms and conditions set forth below. Contemporaneously herewith, FMC, Grace-NY, NMC and Beneficiary are entering into a separate guarantee agreement (the "Primary
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Guarantee"), the execution and delivery of which are essential elements and conditions of Beneficiary's agreement to the terms set forth below.

                  THEREFORE, it is agreed:

                              Terms and Conditions

                  1. Guarantee. Effective upon consummation of the Reorganization, as provided herein Guarantor unconditionally guarantees to Beneficiary the payment of all obligations (the "Obligations") of FMC to Beneficiary under the Primary Guarantee in respect of the Government Claims for acts, omissions and transactions that took place at any time up to the consummation of the Reorganization. For purposes of this Agreement, an alleged liability or other obligation shall be deemed an Obligation only if (i) it is determined to be an actual liability or obligation of NMC to Beneficiary in respect of a Government Claim pursuant to an Actionable Order (as defined below) or (ii) it is agreed to be such in a writing (a "Settlement Agreement") executed by FMC, Grace-NY or NMC and Beneficiary. An "Actionable Order" is an order entered by a court of competent jurisdiction (x) that has become final and nonappealable or (y) with respect to which enforcement during the pendency of an appeal has not been stayed by the posting of a supersedeas bond (or similar bond or credit support) or otherwise by order of a court of competent jurisdiction. For purposes of this Agreement, an Obligation is due on the date (the "Obligation Due Date") when the order giving rise to such Obligation becomes an Actionable Order or when the Settlement Agreement giving rise to such
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Obligation states that such Obligation is due.

                  2. Nature of Guarantee. Guarantor shall pay the Obligations only if and to the extent that (a) such Obligations have not been paid as of the Obligation Due Date and (b) Beneficiary has made demand for payment of such Obligations from FMC, has provided Guarantor with a copy of such demand and such Obligations nonetheless remain uncollected for at least 120 days after the date such copy of the demand is provided to Guarantor (which copy may be provided by first class mail and which shall be deemed provided when deposited in such mail addressed to Guarantor as specified in Section 10 below). Guarantor shall have the right to make payment under this Agreement in accordance with any payment schedule agreed to by FMC and Beneficiary without giving effect to any acceleration that may have occurred due to default so long as any such default is cured. The obligation of Guarantor hereunder shall not be affected by any event, occurrence or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than payment of the Obligations). Guarantor waives any defense relating to any (i) invalidity or unenforceability of the obligations of FMC under the Primary Guarantee or (ii) breach by Beneficiary of the provisions of Section 8 of the Primary Guarantee. In the event that any payment by NMC, FMC or Grace-NY of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

                  3. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Beneficiary shall have been paid in full. Subject to the foregoing, upon payment of all of the Obligations, Guarantor shall to the extent of its payment of the Obliga-
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tions be subrogated to the rights of Beneficiary against NMC, FMC and Grace-NY, and Beneficiary agrees to take at Guarantor's expense such steps as Guarantor may reasonably request to implement such subrogation.

                  4. No Waiver; Cumulative Rights. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary from time to time.

                  5. Waiver of Notice. Guarantor waives notice of the acceptance of this guarantee, presentment, demand, notice of dishonor, protest, notice of sale of any collateral security and all other notices whatsoever.

                  6. Agreements of Beneficiary. Except as set forth in Section 7 below, Beneficiary, acting solely in its capacity as holder of the Government Claims, agrees that (a) it shall not take any action whatsoever to impede, prohibit, enjoin, delay or otherwise interfere with consummation of the Reorganization on grounds that the Reorganization constitutes a fraudulent transfer, fraudulent conveyance or other similarly avoidable transfer as to Beneficiary, (b) upon request by FMC, Grace-NY
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or NMC, it shall represent to any court presented with an attempt by the Relator in the Florida Action or any other Relator in any other qui tam action relating in substantial part to matters that are the subject of the Florida Action or the OIG Investigation to impede, prohibit, enjoin, delay or otherwise interfere with consummation of the Reorganization that the terms of this Agreement and the Primary Guarantee together satisfy its concerns with respect to the Reorganization as expressed in paragraph D above, and (c) effective upon consummation of the Reorganization, it releases and discharges Guarantor, Grace-NY, NMC, FMC, the financial institutions underwriting, arranging or otherwise participating in any manner in the Reorganization or the financings contemplated thereby or consummated in connection therewith, all of the corporate parents, subsidiaries and affiliates of the foregoing persons and entities described in this clause (c), and all of the respective shareholders, officers, directors, investment bankers, agents, accountants and attorneys of the foregoing persons and entities described in this clause (c) (collectively, the "Releasees") from any and all claims, liabilities and causes of action to the effect that the Reorganization constitutes a fraudulent transfer, fraudulent conveyance or other similarly avoidable transfer as to Beneficiary, solely in its capacity as holder of the Government Claims. Notwithstanding the foregoing, in the event this Agreement, the Primary Guarantee or the Letter of Credit (or the Escrow Arrangement established pursuant to the Primary Guarantee) shall become invalid or unenforceable (except to the extent that enforcement is stayed pursuant to a bankruptcy proceeding or other similar proceeding for the relief of debtors) then the releases contained in clause 6(c) shall be deemed null and void.
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                  7. Matters Not Released. (a) Beneficiary is not releasing
under this Agreement, and the releases contained in Section 6 hereof do not include within their coverage, claims, liabilities and other obligations to (i) Beneficiary arising under the terms of this Agreement, (ii) the Internal Revenue Service arising under the Internal Revenue Code, (iii) the Securities and Exchange Commission arising under any applicable securities laws, and (iv) the Antitrust Division of the Department of Justice arising under any applicable antitrust or trade regulation laws.

                  (b) Nothing in this Agreement shall be construed to constitute a release by any agency or instrumentality of the United States (including the Department of Justice) that does not derive a benefit under this Agreement, the Letter of Credit or the Escrow Arrangement (as defined in the Primary Guarantee) and the Primary Guarantee.

                  (c) Nothing in this Agreement shall be construed to constitute a release from any claim, liability or obligation (criminal, civil or administrative) arising out of or relating in any way to the OIG Investigation and the Florida Action; although not exhaustive, specifically excluded from the scope of the release contained in Section 6 of this Agreement are claims, liabilities or obligations under the civil False Claims Act, 31 U.S.C. Sections 3729 et seq. (as amended), the Medicare Anti-kickback Act, 42 U.S.C. Section 1320a-7(b), the Civil Monetary Penalties Law, 42 U.S.C. Sections 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C. Sections 3801-3812, Title XVIII of the Social Security Act, 42 U.S.C. Section 1395 et seq., Sections 287, 371, 1001, 1341 and 1343 of
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Title 18 of the United States Code, common law theories for breach of contract, fraud (other than the fraudulent transfer theories described in Section 6(c)), payment by mistake of fact or unjust enrichment, or the provisions for suspension of Medicare funds in 42 C.F.R. Section 371(a) or (b) or exclusion from the Medicare and State health care programs in 42 U.S.C. Section 1320a-7(b). This Agreement shall not be construed to release any entity or individual not referred to in Section 6 above.

                  8. Termination of Agreement. If the Reorganization is not consummated on or before October 1, 1996, this Agreement shall terminate and be of no further force and effect unless the parties hereto agree otherwise in writing. If the Reorganization Agreement is amended, modified or supplemented (other than an amendment, modification or supplement that solely extends to a date not later than October 1, 1996 the date by which consummation of the Reorganization is required to occur) after the date of this Agreement, Guarantor shall provide Beneficiary with written notice (the "Amendment Notice") describing the nature of such amendment, modification or supplement together with a copy of all documents constituting such amendment, modification or supplement. If Beneficiary determines that such amendment, modification or supplement is adverse to its interests, Beneficiary shall have the right to terminate this Agreement and the Primary Guarantee (but not solely the Primary Guarantee) by delivering written notice of such termination to Guarantor within 10 business days of Beneficiary's actual receipt of such Amendment Notice.

                  9. Miscellaneous. No party to this Agreement may assign its rights, interest or obligations hereunder to any other person or entity without the prior written consent of the other parties. This Agreement shall not be amended except in a
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writing signed by all of the parties hereto. The provisions of this Agreement shall be binding upon the parties hereto and their successors. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Each Releasee which is not a party to this Agreement is a third party beneficiary hereof solely for purposes of asserting this Agreement as a defense in any action brought by Beneficiary in violation of Section 6(c) hereof. Each signatory hereto represents and warrants that he or she is authorized to execute and deliver this Agreement on behalf of the party for whom he or she is purporting to act. Each party hereto represents and warrants that this Agreement constitutes its valid and binding agreement, enforceable against such party in accordance with its terms. This Agreement embodies the entire agreement between Guarantor and Beneficiary. There are no promises, terms, conditions, or obligations other than those contained in this Agreement. This Agreement supersedes all previous communications, representations, or agreements, either verbal or written, between Guarantor and Beneficiary. Guarantor represents to Beneficiary that the Reorganization Agreement provided to Beneficiary as part of and as described in the draft proxy materials dated July 3, 1996 has not been modified, amended or supplemented except to extend the date by which any party to the Reorganization Agreement may terminate such Agreement from September 1, 1996 to October 1, 1996.

                  10. Notices. All notices or other communications hereunder shall be in writing, delivered in person or sent by
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certified or registered mail or the equivalent (return receipt requested), at the addresses set forth below:

 if to Guarantor:

W. R. Grace & Co.-Conn.
One Town Center Road
Boca Raton, Florida  33486

Attention:  General Counsel

if to Beneficiary:

U.S. Attorney for the District of Massachusetts
1003 J.W. McCormack Post Office
  and Courthouse
Boston, MA  02109

Attention:  Peter Mullin, Esq.

Michael F. Hertz, Esq.
Director Commercial Litigation Branch
U.S. Department of Justice
Tenth Street and Constitution Avenue, N.W.
Room 3647
Washington, D.C.  20530
(or, if by mail:
P.O. Box 261
Ben Franklin Station
Washington, D.C.  20044)

Attention:  Lucy Eldridge, Esq.
            (D.J. No. 46-18-1901)

                  11. Governing Law. This Agreement shall be governed by and construed in accordance with the United States of America federal law. Guarantor consents to the non-exclusive jurisdiction of the United States District Courts for the District of Massachusetts and the Southern District of Florida in any action to enforce any term of this Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

W. R. GRACE & CO.-CONN.                          UNITED STATES OF AMERICA

By:________________________                      By:____________________________
Title:_____________________                      Title:  Trial Attorney,
                                                         Commercial Litigation
                                                          Branch, Civil Division
                                                         U.S. Department of
                                                          Justice


                                                 By:____________________________
                                                 Title:  A.U.S.A., District of
                                                          Massachusetts